Exhibit 10.1

FIRST AMENDMENT TO
UNITED AIRLINES HOLDINGS, INC.

AMENDED AND RESTATED 2021 INCENTIVE COMPENSATION PLAN

WHEREAS, United Airlines Holdings, Inc. (the “Company”) has heretofore adopted the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (the “Plan”) which was approved by stockholders effective May 26, 2021 at the Company’s 2021 Annual Meeting of Stockholders; and

WHEREAS, the Company wishes to amend the Plan to increase the number of shares of common stock of the Company, par value $0.01 per share, available for issuance under the Plan by 2,200,000;

NOW, THEREFORE, the Plan shall be amended, effective as the date on which the stockholders of the Company approve such amendment at the 2023 Annual Meeting of Stockholders, as follows:

1.	The first sentence of Section 4(a) is deleted and replaced with the following:

Subject to adjustment as provided in Section 4(b), the number of Shares initially available under this Plan, other than Substitute Awards, shall be the sum of (i) 5,800,000 and (ii) the number of Shares that remained available for issuance under the Prior Plan effective as of May 26, 2021 when the Plan was first approved by stockholders, all of which may be delivered pursuant to Incentive Stock Options.

2.	Except as modified herein, the remaining terms of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned officer of the Company, acting pursuant to authority granted to him by the Board of Directors of the Company, has executed this instrument on this 24th day of May, 2023.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President and Chief Legal Officer